UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

August 27, 2019

Date of Report (Date of earliest event reported)

RAIT Financial Trust

(Exact name of Registrant as specified in its charter)

Commission File Number 1-14760

Maryland	23-2919819
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Two Logan Square, 100 N. 18th St., 23rd Floor, Philadelphia, Pennsylvania 19103

(Address of principal executive offices)

(Zip Code)

(215) 207-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 30, 2019, RAIT Financial Trust (“RAIT”) and its affiliates RAIT Funding LLC, RAIT General, Inc., RAIT Limited, Inc., Taberna Realty Finance Trust, RAIT JV TRS, LLC, and RAIT JV TRS Sub, LLC (together, the “Debtors”) filed voluntary bankruptcy cases (the “Chapter 11 Cases”) under chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors have filed a motion to have the Chapter 11 Cases jointly administered under the caption In re: RAIT Funding, LLC, a Delaware limited liability company, et. al. No trustee has been appointed and each Debtor will continue to operate its business as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Immediately prior to the filing of the Chapter 11 Cases, on August 30, 2019, RAIT and certain of its direct and indirect subsidiaries (together, the “Sellers”), entered into an Equity and Asset Purchase Agreement (the “Purchase Agreement”) with CF RFP Holdings LLC, a Delaware limited liability company and an entity owned by funds managed by affiliates of Fortress Investment Group LLC (“Buyer”), pursuant to which, among other things, Buyer agreed to purchase certain subsidiaries and assets of RAIT (together, the “Purchased Assets”) for a purchase price of approximately $174.4 million, as adjusted pursuant to a cash adjustment (the “Purchase Price”), including the assumption of certain liabilities. Buyer agreed within a certain period of time to deposit approximately $8.7 million as an earnest money deposit. The transactions contemplated by the Purchase Agreement (the “Transactions”) will be effected pursuant to a sale process under Section 363 of the Bankruptcy Code.

The Purchase Agreement contains customary representations, warranties and covenants by Buyer and the Sellers. Pursuant to the Purchase Agreement, the Sellers agreed to commence the Chapter 11 Cases in the Bankruptcy Court within three business days of the date of the Purchase Agreement and to use commercially reasonable efforts to comply with certain bankruptcy milestones. Subject to certain qualifications and exceptions, the Sellers also agreed to refrain from taking certain actions, including, among other things, (a) those inconsistent with, or that would reasonably be expected to prevent, interfere with, delay or impede the Transactions, or (b) announcing its intention not to pursue the Purchase Agreement or the Transactions.

The Transactions are subject to customary closing conditions for transactions of this nature, including, among other things, (a) the entry by the Bankruptcy Court of an order approving certain bidding procedures (the “Bidding Procedures Order”) and an order approving the Transactions, and each of such orders becoming final, (b) the receipt of regulatory approvals, (c) the absence of any order restraining, enjoining or prohibiting the consummation of the Transactions, (d) the parties’ compliance in all material respects of their respective obligations under the Purchase Agreement, (e) the accuracy of the parties’ respective representations and warranties in the Purchase Agreement, subject to certain qualifiers, and (f) there having not been any event that has had or would result in a material adverse effect. The representations, warranties and covenants required to be performed prior to the date on which the closing (the “Closing”) under the Purchase Agreement occurs (the “Closing Date”) will not survive the Closing, except for certain tax representations, which will survive for two years after the Closing Date, and certain material contract representations, which will survive for the period specified in the Purchase Agreement.

From the date of the Purchase Agreement through and including the earliest of (a) the date on which the Bankruptcy Court enters the Bidding Procedures Order, (b) the date on which the Bankruptcy Court denies the motion filed by the Debtors with the Bankruptcy Court seeking entry of the Bidding Procedures Order (the “Bidding Procedures Motion”), or (c) ten days after the hearing on the Bidding Procedures Motion, if the Bankruptcy Court has not entered the Bidding Procedures Order by such date, RAIT and its subsidiaries agreed not to, directly or indirectly, through any entity, seek, solicit, initiate, propose, support, assist, engage in any discussions or negotiations in connection with, encourage or induce, enter into any agreement or publicly announce expression of support by or on behalf of RAIT and its subsidiaries or their officers, directors, managers, representatives or advisors, or participate in the formulation, preparation, filing or prosecution of, any alternative transaction. From and after the earliest of the dates referred to in the preceding sentence, RAIT and its subsidiaries may, subject to bidding procedures (if the Bidding Procedures Order has been entered), actively solicit qualified bids and take such other actions as RAIT and its subsidiaries deem reasonable or necessary to achieve a higher and better qualified bid (an “Alternative Transaction”).

Buyer and RAIT, on behalf of the Sellers, may terminate the Purchase Agreement under certain circumstances, including, among other things, (a) breaches in any material respect of representations, warranties, and covenants by the other party that would cause a condition to the Closing not to be satisfied, subject to cure periods, if curable, (b) the Closing is not consummated on or before 180 days after the petition date, subject to a 30 day extension if necessary to obtain regulatory approval or Bankruptcy Court approval, or (c) there is in effect a final order of a governmental authority restraining, enjoining or otherwise prohibiting the consummation of the Closing. In addition, Buyer may terminate the Purchase Agreement upon the entry of certain orders by the Bankruptcy Court, including if the court denies the Debtors’ motion on the Bidding Procedures Order, or enters an order or grants other relief that is materially inconsistent with the Bidding Procedures Order, or if Buyer is not the winning bidder in the sales process conducted by the Bankruptcy Court. Furthermore, (i) RAIT may terminate the Purchase Agreement if its Board of Trustees (the “Board”) has determined that the consummation of the Transactions would be inconsistent with its fiduciary duties or (ii) the Bankruptcy Court approves an order approving an Alternative Transaction or takes certain other actions inconsistent with the Transactions. If Buyer or RAIT terminates the Purchase Agreement under certain circumstances, and thereafter an Alternative Transaction is consummated, then, subject to the entry of the of the Bidding Procedures Order, such termination is subject to an approximately $5.3 million breakup fee payable by RAIT.    Furthermore, subject to the entry of the Bidding Procedures Order by the Bankruptcy Court, if the Purchase Agreement is terminated by RAIT for any reason other than a breach by Buyer, then the Sellers will reimburse Buyer for reasonable and documented third party expenses incurred by Buyer up to approximately $1.7 million.

Restructuring Support Agreements

On August 29, 2019, RAIT entered into a Restructuring and Plan Support Agreement with its subsidiary Taberna Realty Finance Trust, and TP Management LLC, an affiliate of Buyer, in its capacity as delegate collateral manager (“TPM”) (the “Taberna RSA”). On August 31, 2019, RAIT entered into a Restructuring and Plan Support Agreement with its indirect wholly-owned subsidiary, RAIT Funding, LLC, and Kodiak CDO I., Ltd., as holder of certain preferred securities (“Kodiak”, and together with TPM, the “RSA Counterparties”) (the “Kodiak RSA”, and together with the Taberna RSA, the “RSAs”). TPM is the collateral manager and Kodiak is the holder of certain securities that are collateralized by the 2035 Note and the 2037 Note, respectively (as such terms are defined in Item 2.04). Pursuant to the RSAs, each of the RSA Counterparties agree, among other things, to support, and take reasonable necessary actions in furtherance of, the Transactions, including, among other things, the consummation of the sale of the Purchased Assets under Section 363 of the Bankruptcy Code and support the confirmation of a plan of reorganization of the Debtors. Pursuant to the RSAs, each of the RSA Counterparties has agreed, subject to certain conditions, to accept less than the total unpaid amounts due under the 2035 Note and the 2037 Note.

The RSAs contains customary representations and warranties by RAIT, the applicable RAIT subsidiary and the applicable RSA Counterparty. RAIT, the applicable RAIT subsidiary and the applicable RSA Counterparty may terminate their respective RSA under certain circumstances, including, among other things, (a) the failure to satisfy certain bankruptcy-related milestones, (b) the entry of certain orders by, or upon certain actions taken by, the Bankruptcy Court, (c) breaches of representations and obligations under the applicable RSA, and (d) upon the occurrence of a material adverse change.

The foregoing descriptions of the Purchase Agreement, the Kodiak RSA and the Taberna RSA are qualified in their entirety by reference to the full text of the Purchase Agreement, the Kodiak RSA and the Taberna RSA, respectively, which will be filed as exhibits to RAIT’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2019 or another appropriate report.

The representations, warranties, covenants and other agreements set forth in the Purchase Agreement, the Kodiak RSA and the Taberna RSA have been made only for the purposes of the Purchase Agreement, the Kodiak RSA and the Taberna RSA, respectively, and solely for the benefit of the parties thereto, as the case may be, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement, the Kodiak RSA and the Taberna RSA, as the case may be, and information regarding the subject matter thereof may change after the date of the Purchase Agreement, the Kodiak RSA and the Taberna RSA, as the case may be.

Item 1.03	Bankruptcy or Receivership.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.03.

The Debtors intend to continue to operate their respective businesses during the pendency of the Chapter 11 Cases. In connection therewith, the Debtors are seeking approval from the Bankruptcy Court for a variety of “first day” motions seeking various relief which would authorize the Debtors to maintain their operations in the ordinary course during the sale process. In connection with the Chapter 11 Cases, the Debtors are seeking to sell substantially all of their assets pursuant to Section 363 of the Bankruptcy Code.

Court filings and other information related to the Chapter 11 Cases are available at a website administered by the Debtors’ noticing and claims agent, Epiq Corporate Restructuring, LLC, at https://dm.epiq11.com/rait, or www.deb.uscourts,gov, the official Bankruptcy Court website. The information set forth in these websites is not incorporated into this Item 1.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases with the Bankruptcy Court constitutes an “Event of Default” under each of: (a) that certain Indenture, dated as of December 10, 2013, by and between RAIT and Wells Fargo Bank, National Association, as trustee, as subsequently modified by supplemental indentures setting forth the terms of RAIT’s 7.125% Senior Notes due 2019 (such indenture, the “Supplemental Indenture”, and such Senior Notes, the “7.125% Notes”) and 7.625% Senior Notes due 2024 (the “7.625% Notes”), (b) that certain Junior Subordinated Indenture, dated February 12, 2007, by and between RAIT Funding and The Bank of New York Trust Company, National Association, as Trustee, relating to that certain Junior Subordinated Note due 2037 (the “2037 Note”), and (c) that certain Junior Subordinated Indenture, dated October 25, 2010, by and between Taberna Realty Finance Trust and Wells Fargo Bank, National Association, as Trustee, relating to that certain Junior Subordinated Note due 2035 (the “2035 Note”) (collectively, the “Debt Instruments”). Furthermore, RAIT’s failure to pay the principal amount of 7.125% Notes by their maturity date on August 30, 2019 constituted an “Event of Default” under the Supplemental Indenture.

Each of the Debt Instruments provides that upon the occurrence of such an Event of Default, all obligations of RAIT or its applicable affiliate thereunder are accelerated and the principal and accrued interest due thereunder shall be automatically and immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the filing of the Chapter 11 Cases with the Bankruptcy Court, and the respective creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

As of the date hereof, RAIT or its applicable affiliates had (i) $65.4 million principal amount of 7.125% Notes outstanding, (ii) $56.3 million principal amount of 7.625% Notes outstanding, (iii) $25.1 million principal amount of the 2037 Note outstanding, and (iv) $18.7 million principal amount of the 2035 Note outstanding.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2019, the Compensation Committee of the Board (the “Compensation Committee”) approved a replacement of the previously approved 2019 Retention Plan for Executive Officers and adopted the amended 2019 Officer Plan for Senior Officers (the “Bonus Plan”). The Bonus Plan was adopted under the RAIT 2012 Incentive Award Plan. Under the Bonus Plan, the Compensation Committee, in its sole discretion, selected each of John J. Reyle, Chief Executive Officer, President and General Counsel, and Alfred J. Dilmore, Chief Financial Officer and Treasurer, for participation (together, the “Participants”).

The Bonus Plan provides for the payment of a 2019 target bonus comprised of (a) a Phase 1 bonus (the “Phase 1 Bonus”), (b) a Phase 2 incentive bonus (the “Phase 2 Bonus”), and (c) a reorganization bonus (the “Reorganization Bonus”). Mr. Reyle was assigned a 2019 target bonus of $535,000 and Mr. Dilmore was assigned a 2019 target bonus of $425,000, of which (i) $136,891 and $102,668 were paid to Mr. Reyle and Mr. Dilmore, respectively, as Phase 1 Bonuses for the quarterly period ended March 31, 2019 and (ii) Phase 2 Bonuses in the amounts of $398,109 and $322,332, respectively, were established for Mr. Reyle and Mr. Dilmore. Mr. Reyle and Mr. Dilmore also received $250,000 and $125,000, respectively, as Reorganization Bonuses, which were paid on August 29, 2019. A Participant may receive between 80% and 125% of his Phase 2 Bonus based upon the amount of net distributable proceeds received by RAIT from the successful sale of substantially all of the assets of RAIT and its subsidiaries in connection with its voluntary proceedings under chapter 11 of the Bankruptcy Code so long as he either continues to remain in RAIT’s employment through the payment date or is terminated without cause before the payment date, subject to certain forfeiture provisions. If the Participant is not entitled to receive the Phase 2 Bonus because he is not employed by RAIT on the payment date as described in the preceding sentence, he must also pay back to RAIT the amount of his Reorganization Bonus.

Item 7.01	Regulation FD Disclosure.

On August 30, 2019, RAIT issued a press release announcing RAIT’s entry into the Purchase Agreement, the filing of the Chapter 11 Cases with the Bankruptcy Court and certain other matters related thereto. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “potential,” “should,” “will,” “plans,” “continuing,” “ongoing,” “expects,” and similar words or phrases. Although RAIT believes that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. Such forward-looking statements include, but are not limited to, (a) the transactions contemplated by the Purchase Agreement and the RSAs, including the Chapter 11 Cases and the Transactions, and (b) the ability of the Debtors to operate as a “debtor in possession” under the jurisdiction of the Bankruptcy Court. These risks, uncertainties and contingencies include, but are not limited to, (i) whether the closing conditions of the Purchase Agreement will be satisfied or waived and whether the Transactions will be completed as provided therein, (ii) whether RAIT or its affiliates will be able to obtain approval with respect to motions in the Chapter 11 Cases and the Bankruptcy Court’s rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; (iii) the length of time the Debtors will operate under the Chapter 11 Cases; (iv) risks associated with third-party motions in the Chapter 11 Cases, which may interfere with RAIT and its affiliates’ ability to develop and consummate the sale of the Purchased Assets; (v) the potential adverse effects of the Chapter 11 Cases on the Debtors’ liquidity, results of operations or business prospects; (vi) increased legal, advisor and other costs related to the Chapter 11 Cases and other litigation and the inherent risks involved in a bankruptcy process; and (vii) the effect of the Chapter 11 Cases on the trading price and value of RAIT securities. For additional discussion of these risks, refer to the section entitled “Risk Factors” and elsewhere in the RAIT’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2019 and Amendment No. 1 to RAIT’s Annual Report on Form 10-K/A for the year ended December 31, 2018, filed with the SEC on April 30, 2019. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by RAIT or any other person that RAIT’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements attributable to RAIT are expressly qualified by these cautionary statements.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are included as part of this report:

Exhibit No.	Description

99.1	Press Release, dated August 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

Date: September 3, 2019	By:	/s/ John J. Reyle

Name: John J. Reyle
Title: Chief Executive Officer, President and General Counsel